Ex-28.h.4.a
EXHIBIT A
TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
NATIONWIDE MUTUAL FUNDS AND
NATIONWIDE FUND ADVISORS
Effective May 1, 2007;
Amended March 1, 2009*

Name of Fund/Class	Expense Limitation for Fund/Class
Nationwide Mid Cap Growth Fund
Class A	1.15%
Class B	1.15%
Class C	1.15%
Class R2	1.15%
Institutional Service Class	1.15%
Institutional Class	1.15%

Nationwide Money Market Fund‡
Prime	0.59%
Service	0.59%
Institutional	0.59%

Nationwide Short Duration Bond Fund
Class A	0.55%
Class C	0.55%
Service Class	0.55%
Institutional Class	0.55%

Nationwide Enhanced Income Fund
Class A	0.45%
Class R2	0.45%
Institutional Class	0.45%
Institutional Service Class	0.45%

NorthPointe Small Cap Growth Fund
Class A	1.10%
Class B	1.10%
Class C	1.10%
Class R2	1.10%
Institutional Class	1.10%
Institutional Service Class	1.10%

Nationwide U.S. Small Cap Value Fund
Class A	1.09%
Class C	1.09%
Institutional Class	1.09%
Institutional Service Class	1.09%

Name of Fund/Class	Expense Limitation for Fund/Class
Nationwide International Value Fund
Class A	1.00%
Class C	1.00%
Institutional Class	1.00%
Institutional Service Class	1.00%

Nationwide Value Fund
Class A	0.85%
Class C	0.85%
Class R2	0.85%
Institutional Class	0.85%

Nationwide Large Cap Value Fund
Class A	1.15%
Class B	1.15%
Class C	1.15%
Class R2	1.15%
Institutional Service Class	1.15%
Institutional Class	1.15%

NorthPointe Small Cap Value Fund
Institutional Class	1.00%

Nationwide Value Opportunities Fund
Class A	1.10%
Class B	1.10%
Class C	1.10%
Class R2	1.10%
Institutional Service Class	1.10%
Institutional Class	1.10%

Nationwide Micro Cap Equity Fund
Class A	1.65%
Class B	1.65%
Class C	1.65%
Class R2	1.65%
Institutional Service Class	1.65%
Institutional Class	1.65%
Each of the Asset Allocation Funds (Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund)

Class A	4.00	%**
Class B	4.00	%**
Class C	4.00	%**
Service Class	4.00	%**

Class A	0.25%
Class B	0.25%
Class C	0.25%
Class R2	0.25%
Service Class	0.25%
Institutional Class Shares	0.25%

Nationwide S&P 500 Index Fund[1]
Class A	0.23%
Class B	0.23%
Class C	0.23%
Class R2	0.23%
Service Class	0.23%
Institutional Service Class	0.23%
Institutional Class	0.23%

Nationwide Small Cap Index Fund
Class A	0.30%
Class B	0.30%
Class C	0.30%
Class R2	0.30%
Institutional Class	0.30%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Mid Cap Market Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Nationwide International Index Fund
Class A	0.37%
Class B	0.37%
Class C	0.37%
Class R2	0.37%
Institutional Class	0.37%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Index Fund
Class A	0.32%

Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Fund
Class A	0.75%
Class B	0.75%
Class C	0.75%
Class D	0.75%
Class R2	0.75%
Institutional Class	0.75%

‡	With respect to the Service Class of the Nationwide Money Market Fund, effective at least until February 28, 2010, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

NATIONWIDE MUTUAL FUNDS

By: Name:	/s/ Allan J. Oster Allan J. Oster
Title:	Assistant Secretary

NATIONWIDE FUND ADVISORS

By: Name:	/s/ Lee T. Cummings Lee T. Cummings
Title:	SVP

*	Effective February 28, 2009 until at least February 28, 2010, as most recently approved at the January 16, 2009 Board Meeting. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

**	Effective until at least March 1, 2011.

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